Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS THIRD QUARTER RESULTS

SANTA CLARA, Calif., April 25, 2006 – Extreme Networks, Inc. (Nasdaq: EXTR), the leader in open converged networks, today announced financial results for its fiscal third quarter ended April 2, 2006.

Net revenue for the quarter was $85.5 million, compared to $91.9 million in the third quarter of fiscal 2005. Net income for the third quarter was $2.8 million, or $0.02 per diluted share on a GAAP basis. Excluding stock-based compensation expense of $1.3 million, non-GAAP net income for the quarter was $4.2 million or $0.03 per diluted share, compared to a net loss of ($1.2) million or ($0.01) per diluted share reported in the third fiscal quarter of 2005.

These results are in line with the preliminary results announced by the Company on April 6, 2006.

“Our improved profitability compared to last year is a bright spot in our results,” said Gordon L. Stitt, CEO of Extreme Networks. “Now, with the recent launch of our BlackDiamond® 12K chassis and further enhancements to our ExtremeXOS™ operating system, our goal will be to balance an improved business model with revenue growth.”

Revenues in the U.S. were $33.9 million in the quarter, representing 40 percent of total consolidated revenue, down from $40.7 million or 44.3 percent of revenue in the same quarter a year ago. International revenues were $51.6 million or 60 percent of total revenues compared to $51.2 million or 55.7 percent of total revenues, in the third quarter of last fiscal year.

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Gross margin for the third quarter on a GAAP basis was 54.1 percent. Excluding expense for stock-based compensation of $0.2 million in the current quarter, gross margin was 54.3 percent, an increase from 51.4 percent in the same quarter a year ago. This marks the ninth consecutive quarter in which gross margins have increased on a year-over-year basis.

Operating expenses for the quarter, on a GAAP basis, were $44.1 million. Excluding stock-based compensation of $1.1 million in the current quarter, operating expenses were $43.0 million or 50.3% of sales, a reduction of $3.5 million compared to $46.5 million of operating expenses, excluding the $2.0 million expense related to a technology agreement in the same quarter a year ago.

Cash provided by operating activities during the third quarter was $3.1 million. The Company continued to execute on its $50 million share repurchase program by repurchasing 2.8 million shares for $13.8 million, leaving cash, cash equivalents and investments at the end of the third quarter of $444.7 million. Since announcing the program in October 2005, the Company has repurchased a total of 4.2 million shares for $20.6 million dollars.

Extreme Announces Contract to sell Santa Clara Real Estate

On April 24, 2006, Extreme announced that it has entered into a contract for the sale of its current corporate headquarters campus in Santa Clara, California at a price of $70 million. Completion of the transaction is subject to successful re-zoning of the property for residential development. The transaction is expected to be completed in the next 15 - 21 months. The Company intends to relocate its corporate headquarters to an improved facility in the Santa Clara area.

Quarterly Business Highlights

•	Extreme Networks continues to promote rapid adoption of triple play carrier and enterprise networks as a founding member of the Triple Play Alliance, an independent global association of leading network equipment and software vendors with an interoperability test and demonstration lab near Munich, Germany. Triple play is the ability to deliver voice, video, and data traffic for residential markets, and converged data services and hosted VoIP for business subscribers.

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•	With Metro Ethernet Forum (MEF) certification of the BlackDiamond 12K, Extreme’s newest carrier switch, Extreme Networks offers a fully MEF-certified end-to-end switching family. The 12K provides telecom carriers with Multidimensional Ethernet for delivering triple play residential services and business Ethernet private line and private LAN services.

•	The UK’s Royal Botanic Gardens relies on Extreme Networks to digitally catalogue its entire extensive collection of specimens, periodical titles, prints and drawings.

•	AirTight Networks, the leader in wireless perimeter security solutions, and Extreme work together to secure and optimize high performance wired and wireless LANs with wireless intrusion prevention and performance management.

•	As the premier network hardware provider, Extreme Networks will power Interop Las Vegas 2006 with its BlackDiamond and Summit switches and ExtremeXOS network operating system.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EDT (2:00 p.m. PDT), for more information visit http://www.extremenetworks.com/aboutus/investor/ Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Extreme Networks

Extreme Networks is a leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit www.extremenetworks.com

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). In the first fiscal quarter of 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the three and nine months ended April 2, 2006 include the new stock-based compensation expense of $1.3 million and $4.8 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement Extreme Networks’ consolidated financial statements presented in accordance with GAAP, the Company has provided non-GAAP financial information, which is adjusted to exclude all stock-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, Extreme Networks plans to use both GAAP and non-GAAP reporting internally to evaluate and manage its operations.

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Extreme Networks is a registered trademark of Extreme Networks, Inc., in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future operating results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our effectiveness in controlling expenses, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; a dependency on third parties for certain components and for the manufacturing of our products; and our ability to successfully conclude the sale of our corporate campus. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 2, 2006	March 27, 2005	April 2, 2006	March 27, 2005
Net revenues:
Product	$69,148	$76,835	$228,063	$243,770
Service	16,302	15,073	48,096	43,525

Total net revenues	85,450	91,908	276,159	287,295

Cost of revenues:
Product (1)	30,432	35,692	99,875	109,951
Service (1)	8,806	8,954	26,002	25,568

Total cost of revenues	39,238	44,646	125,877	135,519

Gross margin:
Product	38,716	41,143	128,188	133,819
Service	7,496	6,119	22,094	17,957

Total gross margin	46,212	47,262	150,282	151,776

Operating expenses:
Sales and marketing (1)	23,148	23,946	73,026	70,941
Research and development (1)	14,456	15,329	46,389	45,586
General and administrative (1)	6,505	7,254	19,732	21,918
Amortization of deferred stock compensation (1)	—	2	—	69
Technology agreement	—	2,000	—	2,000

Total operating expenses	44,109	48,531	139,147	140,514

Operating income (loss)	2,103	(1,269)	11,135	11,262
Other income, net	1,383	829	3,739	4,582

Income (loss) before income taxes	3,486	(440)	14,874	15,844
Provision for income taxes	645	817	2,030	3,025

Net income (loss)	$2,841	$(1,257)	$12,844	$12,819

Net income (loss) per share - basic	$0.02	$(0.01)	$0.11	$0.11

Net income (loss) per share - diluted	$0.02	$(0.01)	$0.10	$0.10

Shares used in per share calculation - basic	120,940	121,444	122,230	121,041

Shares used in per share calculation - diluted	122,818	121,444	124,050	124,211

____________ (1) Includes stock-based compensation expense as follows:
Cost of product revenue	$147	—	$513	—
Cost of service revenue	77	—	277	—
Sales and marketing	500	$14	1,876	$39
Research and development	363	4	1,330	98
General and administrative	228	—	763	—
Amortization of deferred stock compensation	—	2	—	69

Total stock-based compensation expense	$1,315	$20	$4,759	$206

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 2, 2006	July 3, 2005
Assets
Current assets:
Cash and cash equivalents	$82,696	$127,470
Short-term investments	312,527	127,889
Accounts receivable, net	27,490	30,778
Inventories	20,583	25,943
Prepaid expenses and other current assets	13,713	12,410

Total current assets	457,009	324,490

Property and equipment, net	47,801	50,438
Marketable securities	49,489	185,045
Other assets	21,859	23,641

Total assets	$576,158	$583,614

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,562	$18,283
Deferred revenue	34,100	36,688
Accrued warranty	6,428	7,471
Convertible subordinated notes	200,000	—
Other accrued liabilities	42,783	42,462

Total current liabilities	304,873	104,904

Other long-term liabilities	12,661	16,913
Deferred revenue, less current portion	9,026	13,785
Convertible subordinated notes	—	200,000

Total stockholders’ equity	249,598	248,012

Total liabilities and stockholders’ equity	$576,158	$583,614

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	April 2, 2006	March 27, 2005
Cash flows from operating activities:
Net income	$12,844	$12,819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,141	12,605
Provision for doubtful accounts	1,166	—
Provision for excess and obsolete inventory	929	795
Deferred income taxes	3	15
Amortization of warrant	3,679	5,675
Amortization of deferred stock compensation	—	69
Stock-based compensation	4,728	—
Loss on disposal of assets	—	50
Net changes in operating assets and liabilities:
Accounts receivable	3,533	1,422
Inventories	4,431	2,990
Prepaid expenses and other current and noncurrent assets	(4,542)	(10,751)
Accounts payable	3,279	3,045
Deferred revenue	(7,347)	(4,834)
Accrued warranty	(1,044)	(424)
Other accrued liabilities	(4,173)	(3,379)

Net cash provided by operating activities	26,627	20,097

Cash flows from investing activities:
Capital expenditures	(6,504)	(4,647)
Purchases and maturities of investments, net	(48,383)	(13,336)

Net cash used in investing activities	(54,887)	(17,983)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,092	4,264
Repurchase of common stock	(20,606)	—

Net cash provided by (used in) financing activities	(16,514)	4,264

Net increase (decrease) in cash and cash equivalents	(44,774)	6,378
Cash and cash equivalents at beginning of period	127,470	59,164

Cash and cash equivalents at end of period	$82,696	$65,542

EXTREME NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 2, 2006	March 27, 2005	April 2, 2006	March 27, 2005
GAAP net income (loss)	$2,841	$(1,257)	$12,844	$12,819
Adjustments:
Stock-based compensation	1,315	20	4,759	206
Income tax effect	—	—	—	—

Total non-GAAP adjustments	1,315	20	4,759	206

Non-GAAP net income (loss)	$4,156	$(1,237)	$17,603	$13,025

Non-GAAP net income (loss) per share — basic	$0.03	$(0.01)	$0.14	$0.11

Non-GAAP net income (loss) per share — diluted	$0.03	$(0.01)	$0.14	$0.10

Shares used in per share calculation — basic	120,940	121,444	122,230	121,041

Shares used in per share calculation — diluted	122,818	121,444	124,050	124,211